EXHIBIT 99.1

AMENDMENT TO LEASE AGREEMENT

This AMENDMENT TO LEASE AGREEMENT (“Amendment”), dated for reference purposes only as of January 22, 2026, is entered into between 3080 12th Street LLC (“Landlord”) and Solarmax Technology, Inc. (“Tenant” and, together with Landlord, collectively, the “Parties” and, each, a “Party”).

WHEREAS, Landlord and Tenant entered into that certain Lease Agreement dated as of October 13, 2022, relating to certain premises located at 3080 12th Street, Riverside, CA 92507 as more particularly described therein, together with the building constructed thereon and the other easements, rights, and appurtenances stated therein (collectively, the “Lease”);

WHEREAS, Landlord and Tenant have agreed to amend the Lease, upon the terms and conditions hereinafter described; and

WHEREAS, all capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Lease.

NOW, THEREFORE, for good and valuable consideration paid by Tenant to Landlord and the mutual covenants, terms, and conditions, set forth herein, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby amend the Lease as of the Effective Date (defined below), as follows:

1. Effective Date. This Amendment shall take effect and be binding upon the Parties upon the date of the last signature ascribed below (the “Effective Date”).

2. Lease Term. The Lease Term is extended such that the Expiration Date shall be December 31, 2033 (hereinafter, the “Lease Expiration Date”). All references to an Expiration Date or expiration of the Lease shall mean and shall be the Lease Expiration Date as defined in this Paragraph. All references to the Lease Term, or the term of the Lease, shall mean the period from the Commencement Date until the Lease Expiration Date set forth in this Amendment.

3. Monthly Base Rent.

(a) The amount designated as monthly Base Rent in the Basic Lease Provisions section of the Lease is modified as set forth below as of each period specified under subdivision (b), below. All references to monthly Base Rent in the Lease shall mean and shall be consistent with this Amendment for all purposes. All monthly Base Rent shall be paid in accordance with the terms and conditions of the Lease.

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(b) Commencing January 1, 2026, Monthly Base Rent shall be adjusted as follows:

Start	End	Rent/sf	Monthly Rent	Rent for Period
1/1/2026	12/31/2026	$0.97	$154,630.46	$1,855,565.51
1/1/2027	12/31/2027	$1.00	$159,269.37	$1,911,232.44
1/1/2028	12/31/2028	$1.03	$164,047.45	$1,968,569.40
1/1/2029	12/31/2029	$1.06	$168,968.87	$2,027,626.44
1/1/2030	12/31/2030	$1.10	$174,037.94	$2,088,455.28
1/1/2031	12/31/2031	$1.13	$179,259.08	$2,151,108.96
1/1/2032	12/31/2032	$1.16	$184,636.85	$2,215,642.20
1/1/2033	12/31/2033	$1.20	$190,175.96	$2,282,111.52

(c) Notwithstanding the Monthly Base Rent schedule set forth above, Tenant shall receive a temporary ten percent (10%) reduction in the Monthly Base Rent otherwise payable under this Amendment until the Restoration Work (defined below) is substantially complete, such that a certificate of occupancy, temporary certificate of occupancy, or the equivalent is issued by the City of Riverside (or other responsible permitting agency) permitting Tenant to lawfully occupy the entire portion of the Premises subject to the Restoration Work (the “Restoration Reduction Period”). The Restoration Reduction Period shall be tolled and inapplicable for any period of Tenant Delay (as hereinafter defined).

(d) If, as of January 1, 2027, the Conversion Work has not achieved Substantial Completion (as hereinafter defined), then, from and after January 1, 2027, Tenant shall receive a temporary ten percent (10%) reduction in the Monthly Base Rent until the date of Substantial Completion (the “Conversion Reduction Period”). The Conversion Reduction Period shall be tolled and inapplicable for any period of Tenant Delay (as hereinafter defined).

(e) Upon expiration of the Restoration Reduction Period or Conversion Reduction Period (as applicable), Monthly Base Rent shall revert to the full amounts set forth above, prorated as applicable for any partial month. Tenant acknowledges and agrees that the temporary reduction provided herein shall not be construed as waiving, modifying, or otherwise affecting any other obligations under the Lease, and no further reduction or adjustment of rent shall be implied or granted.

(f) For the avoidance of doubt: (i) if the Restoration Work is completed before January 1, 2027, the Restoration Reduction Period ends at completion (and no reduction applies unless and until the Conversion Reduction Period is triggered on or after January 1, 2027); (ii) at no time shall Monthly Base Rent be reduced by more than ten percent (10%), and any reduction under this Section 3 shall not be cumulative, additive, or compounded; and (iii) the temporary reduction(s) described herein are Tenant’s sole and exclusive remedy for any delay or interference relating to the Restoration Work or Conversion Work, and shall not be construed as a waiver or modification of any other Lease obligations.

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4. Building Restoration.

(a) Landlord and Tenant acknowledge and agree that Premises requires repairs, renovations, and improvements (collectively, the “Restoration Work”). Landlord shall engage a contractor of Landlord’s choosing (the “Contractor”) to perform the Restoration Work. Attached hereto as ATTACHMENT A is the scope of work for the Restoration Work. Tenant shall cooperate with the reasonable requests of Landlord and Contractor as may be necessary to ensure the Restoration Work is completed without undue delay (provided that no such request shall require Tenant to incur any additional cost or expense). Landlord may issue directives, value engineering, sequencing, or scope adjustments to comply with Legal Requirements, improve constructability, or reduce cost, provided such changes do not materially diminish the restored functional use of the affected area.

(b) Landlord and Tenant shall bear the cost of all Restoration Work equally (i.e., each shall pay 50% of such cost), the total sum of which is estimated to be Five Hundred Thirty-Five Thousand One Hundred Dollars ($535,100.00) (i.e., $267,550.00 is the estimated sum to be paid by Landlord and $267,550.00 is the estimated sum to be paid by Tenant). Tenant’s contribution toward the Restoration Work (“Tenant Restoration Contribution”) shall be payable on the first of each month in equal monthly installments of Four Thousand Four Hundred Fifty-Nine Dollars and 17/100 ($4,459.17) over a period of sixty (60) months. Tenant Restoration Contribution payments shall be made concurrently with regular monthly payment of rent, commencing on the first of the month immediately following the month in which the Restoration Work begins. Notwithstanding the foregoing, the Tenant Restoration Contribution shall be limited to Two Hundred Sixty-Seven Thousand Five Hundred Fifty Dollars ($267,550.00).

(c) If, at the conclusion of the sixty (60) month period, any portion of Tenant’s Restoration Contribution remains unpaid, the Tenant shall pay the outstanding balance in full immediately.

(d) The Tenant shall have no right to offset, withhold, deduct, or otherwise reduce any amounts payable under this Paragraph 4 against rent, additional rent, or any other sums payable by the Tenant under the Lease or any other agreement with the Landlord. All payments due under this Paragraph 4 shall be considered additional rent under the Lease. In the event of any late payment by the Tenant, such late payments shall be treated in the same manner as late payments of rent pursuant to the terms of the Lease, including, without limitation, the imposition of any applicable late charges, interest, or other remedies as specified in Paragraph 4 of the Lease.

(e) Upon seventy-two (72) hours advance notice from Landlord, Tenant shall provide access (including reasonable off-hours access), temporary shutdowns, and clear areas as Landlord reasonably requires to perform tie-ins or intrusive work, without abatement, offset, or claim. In no event shall Tenant be entitled to any abatement or reduction in rent or any other amounts due under the Lease as a result of any Restoration Work, regardless of whether or not the same shall interfere with Tenant’s use of the Premises. The Parties acknowledge that there are no rights to terminate the Lease in connection with the damage that is the subject of the Restoration Work, all such rights, if any, being expressly hereby waived by the Parties.

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5. Conversion of Office Space to Warehouse Space.

(a) Notwithstanding any approval rights in connection with Tenant alterations under the Lease, Landlord hereby authorizes the conversion of a portion of the Premises from office space to warehouse space in conformance with the scope attached as ATTACHMENT B (the “Conversion Work”). Landlord shall plan, permit, manage, and perform (through contractors selected by Landlord in its sole discretion) the Conversion Work, and shall have exclusive control over the means, methods, scheduling, phasing, value engineering, and all contractor and subcontractor engagements and replacements. Landlord may at any time remove or replace any contractor for cause or convenience. All plans and specifications for the Conversion Work shall be prepared by Landlord and shall be consistent with ATTACHMENT B, but shall not be finalized without Tenant’s consent and written approval (“Conversion Scope Approval”), which shall not be unreasonably withheld, conditioned, or delayed. Tenant shall either approve or deliver written objections within ten (10) days after receipt. Any objection must (i) identify with reasonable specificity the portion(s) of the plans objected to, (ii) state the basis for the objection, and (iii) explain why such portion(s) are materially inconsistent with ATTACHMENT B and/or would materially impair Tenant’s intended warehouse operations. If Tenant fails to timely respond, Conversion Scope Approval shall be deemed granted, and Landlord may finalize and release the plans. Tenant shall cooperate, promptly provide all operational information reasonably required for design/permitting, and execute any instruments reasonably required to facilitate the Conversion Work. Except as expressly provided in Section 3(d), Tenant shall not be entitled to any abatement or reduction in rent or other amounts under the Lease due to the Conversion Work or interference arising therefrom. Upon seventy-two (72) hours advance notice from Landlord, Tenant shall provide such access, temporary shutdowns, off-hours access, and clear areas as Landlord reasonably requires to perform tie-ins and intrusive work, without abatement, offset, or claim.

(b) Landlord shall use commercially reasonable efforts to achieve Substantial Completion of the Conversion Work on or before January 1, 2027. “Substantial Completion” means the Conversion Work is sufficiently complete in accordance with the applicable scope and Legal Requirements (to the extent then applicable or required) such that the affected area is eligible for legal use for its intended warehouse purpose, notwithstanding punch‑list items; evidenced by (i) a temporary or permanent certificate of occupancy or other governmental approval, if required, or (ii) if no such approval is required, a written notice from Landlord stating that the area is ready for its intended warehouse use consistent with Legal Requirements. Subject to Tenant’s obligation to pay Landlord’s invoices relating to the Tenant Conversion Contribution and other provisions under subdivision (c), below, Landlord shall promptly pay when due all contractor charges and other expenses related to the Conversion Work.

(c) Tenant shall pay to Landlord, as Additional Rent, a fixed contribution of One Hundred Eighty Thousand Dollars ($180,000.00) (the “Tenant Conversion Contribution”) toward the cost of the Conversion Work. The Tenant Conversion Contribution shall be invoiced by Landlord in installments (each being a “Contribution Invoice”) corresponding with the contractor charges that Landlord regularly incurs in connection with the Conversion Work (provided that the total cumulative sum of all such invoices shall not exceed $180,000.00). Landlord shall include in each Contribution Invoice a copy of Contractor’s invoice(s) for the corresponding labor, materials and other charges, and each Contribution Invoice shall be paid by Tenant within ten (10) days after Tenant’s receipt. Each payment of a Contribution Invoice shall constitute Additional Rent and late charges and interest shall apply as provided in the Lease. Failure to timely pay any valid Contribution Invoice is a material default, permits Landlord to suspend the Conversion Work without liability, and tolls/extends all performance deadlines (including any rent‑reduction periods) on a day‑for‑day basis until cured. No offset, deduction, counterclaim, or withholding shall be permitted. Tenant’s obligations hereunder survive expiration or earlier termination of the Lease.

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(d) Landlord shall provide Tenant a tenant improvement allowance (“TIA”) of Three Thousand Dollars ($3,000.00) per month for sixty (60) months, commencing on the first (1st) day of the month immediately following the month in which the Conversion Work begins. The TIA is a rent credit only (not a cash payment), non‑transferable and non‑assignable, applied solely against Monthly Base Rent for each applicable month. In all events, the aggregate TIA actually credited shall not exceed Landlord’s actual out‑of‑pocket third‑party costs for the Conversion Work. Tenant shall not be entitled to any TIA credit (and any scheduled TIA credit shall be suspended) during any period in which: (i) Tenant is in default under the Lease or this Amendment (beyond applicable notice/cure), or (ii) Tenant is not current on all amounts then due under the Lease and this Amendment, including, without limitation, amounts invoiced under Section 5(c). During any suspension, no catch‑up accruals shall accrue. If Tenant is in default beyond any applicable cure period, or the Lease is terminated due to Tenant’s default, all unaccrued and/or suspended TIA amounts are permanently forfeited.

(e) Tenant acknowledges and agrees that all compliance obligations arising from, triggered by, or relating to the Conversion Work that are unique to Tenant’s use—including, without limitation, ADA upgrades relating to Tenant’s operations, lead‑based paint abatement, code‑triggered upgrades tied to Tenant’s racking/equipment layout, and any hazardous materials compliance—shall be at Tenant’s sole cost and expense, and are in addition to (and not part of) the Tenant Conversion Contribution. Tenant shall promptly reimburse Landlord for any such costs advanced by Landlord as Additional Rent within ten (10) days after invoice.

(f) Except as expressly provided in Section 3(d), no other rent abatement, offset, deduction, or claim for constructive eviction or loss of business shall apply due to the Conversion Work or any delay thereof.

(g) For clarity, Force Majeure (including, without limitation, delays attributable to labor/material shortages, strikes, casualty, or other events beyond Landlord’s reasonable control) shall not toll any rent‑reduction period.

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6. Tenant Delay and Change Orders.

(a) “Tenant Delay” means any delay to the Restoration Work and/or the Conversion Work caused by Tenant or its agents, employees, invitees, vendors, or contractors, including, without limitation, delays resulting from: (i) failure to timely pay the Tenant Restoration Contribution or Tenant Conversion Contribution; (ii) failure to provide required information, decisions, or approvals within two (2) business days after Landlord’s reasonable written request (any submittal not rejected with specific written comments by Tenant within such period shall be deemed approved as submitted); (iii) failure to provide, upon seventy-two (72) hours advance notice, access (including off-hours access when reasonably required), to clear/relocate Tenant’s property, or otherwise to make areas available as reasonably required for the work, tie-ins, inspections, or testing; (iv) Tenant-requested Change Orders (as provided under subdivision (c), below); (v) violations of, or failure to timely obtain or maintain, Legal Requirements attributable to Tenant’s operations or specialized use, including without limitation use-specific/operational approvals (e.g., racking/high-pile storage, hazardous materials, specialized equipment/process permits); (vi) interference with Landlord’s contractors, inspectors, or the inspection process (including missed/failed inspections caused by Tenant conditions); or (vii) any other act or omission of Tenant or those claiming by, through, or under Tenant that actually delays the work.

(b) All Landlord performance deadlines shall be extended on a day-for-day basis for the duration of any Tenant Delay, and any rent-reduction period under Section 3(c) (Restoration Reduction) and Section 3(d) (Conversion Reduction) shall be tolled and inapplicable for the same period. Tenant shall pay all incremental costs arising from Tenant Delay (including, without limitation, contractor standby, premium time, remobilization/demobilization, storage, re-inspection fees, and permit extension/amendment fees) as Additional Rent within ten (10) days after invoice. For the avoidance of doubt, the Restoration Reduction Period and the Conversion Reduction Period shall be tolled and inapplicable for any period of Tenant Delay, as expressly provided in Sections 3(c) and 3(d).

(c) Any Tenant-requested changes to the Conversion Work made subsequent to Conversion Scope Approval, or increases in Tenant-requested functionality/layout, shall be deemed Change Requests (as such term is defined below), and shall be processed according to the following provisions:

(i) Requests; Categories. Any Tenant-requested change under subdivision (c), above, shall be initiated by delivering a written “Change Request” describing the proposed change and any supporting details. For purposes of this Section: a “Structural Change” means any change that affects structure, building systems, life safety, exterior, roof, slab, load bearing elements, egress, code classifications, or requires new/revised permits or inspections; and a “Cosmetic Change” means a minor, non-structural modification limited to finishes or layout details that does not implicate any of the foregoing. Structural Changes require Landlord’s prior written approval in Landlord’s sole discretion. Cosmetic Changes do not require prior approval, but Tenant must give Landlord five (5) business days’ prior written notice, and Landlord may reclassify a proposed Cosmetic Change as a Structural Change if it is not purely cosmetic or impacts schedule, cost, code, or systems. All changes must comply with the Lease and Legal Requirements. Upon receipt of a Change Request, Landlord may (in its sole discretion) reject it in accordance with the terms of this subdivision (i), request clarifications, or elect to obtain pricing and schedule impact from the Contractor. Landlord has no obligation to obtain multiple bids or proceed with evaluation of any proposed Change Request.

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(ii) Pricing Proposal. If Landlord elects to evaluate a Change Request, Landlord will obtain pricing and provide Tenant a “Change Order Proposal” stating: (A) the “Incremental Cost” (including Contractor general conditions, overhead and profit, insurance/bond premiums, taxes, escalation, design/permitting/inspection/ commissioning fees, and any Landlord administrative/coordination fee); and (B) any schedule impact.

(iii) Tenant Approval Window (Five Days). Tenant shall approve or reject the Change Order Proposal by written notice received by Landlord within five (5) business days after delivery. Failure to respond within such five-day period shall be deemed a rejection of the Change Request, and Landlord shall have no further obligation to hold pricing or take action with respect thereto.

(iv) Change Order; Payment Mechanics; Cost Allocation. No Tenant-requested change is effective unless and until memorialized in a written Change Order signed by Landlord. As a condition to Landlord’s approval, Tenant shall, at Landlord’s option, either (A) pre-fund the estimated Incremental Cost within ten (10) business days after delivery of the Change Order Proposal, or (B) pay Incremental Costs on a pay-as-billed basis within ten (10) business days after Landlord’s invoice(s). Each payment constitutes Additional Rent; no offset, deduction, counterclaim, or withholding is permitted. Failure to timely pay any required deposit or invoice is a material default, permits Landlord to suspend affected work (and, if necessary, the Conversion Work) without liability, and tolls/extends all performance deadlines and any rent reduction period under Section 3(d) day-for-day until cured. All Incremental Costs attributable to a Tenant-approved Change Order Proposal shall be borne one hundred percent (100%) by Tenant, are in addition to the Tenant Conversion Contribution under Section 5(c), and are not subject to or satisfied by the TIA (unless Landlord elects, in Landlord’s sole discretion, to apply available TIA credits).

(v) Schedule Impact; Tenant Delay. Any schedule impact arising from, or made necessary by, a Tenant-approved Change Order Proposal shall constitute Tenant Delay (as provided under Section 6(a)), and any rent reduction period under Section 3(d) shall be tolled and inapplicable for the duration of such delay. For clarity, approved Change Orders and punch list items do not defer Substantial Completion under Section 5(b).

(vi) Standards; Control; Close Out. Landlord retains exclusive control over means, methods, sequencing, and contractor/subcontractor assignments for Change Order work and may reject any proposed change that, in Landlord’s judgment, impairs building systems/structure/life safety, increases operating/maintenance burdens, diminishes warranties, or materially diminishes the intended warehouse functionality. Tenant shall promptly furnish any use-specific information reasonably requested for as-builts and O&M; any close out required for an approved Change Order shall follow Landlord’s standard procedures.

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7. Taxes. Effective January 1, 2027, Section 8 of the Lease is deleted in its entirety and replaced with the following:

“8. Taxes. Tenant shall reimburse Landlord, as Additional Rent, for Tenant’s Proportionate Share of all taxes, assessments, special assessments, improvement district assessments, and governmental charges accruing against the Premises and applicable to the period from January 1, 2027 to the Lease Expiration Date (or such earlier date in the event the Lease is terminated after January 1, 2027 but prior to the Lease Expiration Date; collectively, “Taxes”), to the extent such Taxes exceed Fifty Thousand Dollars ($50,000.00) in any Tax Year (the “Threshold Amount”). Tenant shall be responsible for the full amount of any Taxes in excess of the Threshold Amount each Tax Year. Taxes shall include, without limitation, any increase in any of the foregoing based upon construction of improvements on the Premises or changes in ownership (as defined in the California and Revenue Taxation Code). Landlord shall have the right, but not the obligation, to contest by appropriate legal proceedings the amount, validity, or application of any Taxes or liens thereof, and all reasonable costs incurred by Landlord in such contest shall be included as part of Taxes. Tenant shall remain solely liable for all taxes levied or assessed against Tenant’s personal property or fixtures placed in the Premises. For purposes of this Section 8, “Tax Year” means a calendar year (i.e., from January 1 through December 31) occurring between January 1, 2027 and December 31, 2033. By way of clarification and to avoid confusion, Tenant shall be obligated to pay Taxes (as defined in the foregoing paragraph, and to the extent they exceed the Threshold Amount) commencing with the 2027 calendar year (for Taxes which accrue during that year) and ending at the conclusion of the 2033 calendar year (or the year in which the Lease is otherwise terminated, whichever such date is first to occur), but Tenant is not obligated to pay Taxes for calendar years prior to 2027 (it being understood and acknowledged by Landlord and Tenant that Taxes in such prior calendar years pre-date this Amendment). In the event the Lease is terminated after January 1, 2027 but prior to the Lease Expiration Date, Tenant shall be responsible only for Taxes which accrued between January 1, 2027 and the date of termination.”

8. Amounts Owed. Tenant acknowledges and agrees that Tenant remains obligated to pay to Landlord the amount of Two Hundred Sixty-Nine Thousand Nine Hundred Fifty-One and 56/100 Dollars $269,951.56 (the “ Amount Due”). Tenant shall pay the Amount Due to Landlord as Additional Rent in equal monthly installments over a period of sixteen (16) consecutive months, commencing January 1, 2026, with the final installment due on April 1, 2027. Tenant’s obligation to pay the Amount Due when due is absolute and unconditional, and Tenant waives all rights to contest, offset, or deduct payment of any installment of the Amount Due from any other payments due under the Lease. Tenant further agrees that any failure to timely pay any installment of the Amount Due shall constitute a material default under the Lease, entitling Landlord to pursue any and all remedies available under the Lease, at law, or in equity, without further notice or opportunity to cure, other than any minimum notice required by law.

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9. Representations. Tenant represents, covenants and agrees on behalf of itself that: (a) there has been no amendment or modification of any of the terms or provisions of the Lease other than this Amendment; (b) Other than as approved by Landlord, Tenant has not sublet all or any portion of the Premises, (c) Tenant has no right of offset or defense to its liability for the payment of rent under the Lease; and (d) Tenant has made no demand against Landlord and has no present right to make such demand with respect to charges, liens, defenses, counterclaims, offsets, claims, or credits against the payment of Base Rent or additional rent or the performance of Tenant’s obligations under the Lease.

10. Affirmation of Lease Terms. Except as modified by this Amendment, Landlord and Tenant hereby ratify the Lease and agree that the Lease shall remain unchanged and shall continue in full force and effect notwithstanding any prior claims or rights to terminate the Lease. The Parties further affirm and ratify the provisions of the Lease addressing obligations for obtaining and maintain property insurance coverage; specifically, Landlord acknowledges and affirms that Tenant is not responsible for obtaining or maintaining property insurance covering the Building, such being Landlord’s obligation as provided under Section 9(b) of the Lease, which provides: “Landlord shall obtain and maintain … property insurance ‘the equivalent of causes of loss – special form’ covering the full replacement cost of the Building (excluding foundations), less a commercially reasonable deductible if Landlord so chooses….” If there is any conflict between the terms of the Lease and the terms set forth in this Amendment, the terms specifically set out in this Amendment shall control. From and after the Effective Date, all references to “the Lease” or “this Lease” in the Lease shall mean the Lease as modified by this Amendment. Tenant certifies that, to its knowledge, no default exists by the Landlord or the Tenant under the Lease, and no event has occurred that, with the passage of time or notice, would constitute a default by either Party or that would entitle Tenant to terminate the lease.

11. Release Agreement. Concurrently with execution of this Amendment, Landlord and Tenant are executing that certain “Release Agreement” concerning Disputes (as defined in said Release Agreement) arising from a fire incident in November 2022 are released. In addition to any other provisions herein concerning the effectiveness of this Amendment, this Amendment is contingent upon Landlord and Tenant executing the Release Agreement, and this Amendment shall be void in the event either Landlord or Tenant fails or refuses to sign the Release Agreement.

12. Mutual Authorization Representation. Landlord and Tenant hereby represent and warrant to each other that: (a) this Amendment (and each term and provision hereof) has been duly and appropriately authorized by such Party through proper written corporate/company action and approval; and (b) no additional consent, agreement, or approval is required with respect hereto.

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13. Miscellaneous.

(a) Entire Agreement. This Amendment contains the entire understanding between the Parties with respect to the matters being amended as contained herein.

(b) Amendment and Modification. This Amendment may not be changed or modified orally, but only by an agreement in writing signed by the Party against whom enforcement of any waiver, change, or modification is sought.

(c) Brokers. Tenant represents and warrants to Landlord that Tenant has not employed or dealt with any broker, agent, or finder in connection with this Amendment. Tenant shall indemnify and hold Landlord harmless from and against any claim or claims for any broker’s fee or commission asserted by any broker, agent, or finder employed by Tenant.

(d) Further Assurances. Each of the Parties shall deliver to the other any further instruments or documents which may be reasonably required to establish to the satisfaction of the other Party that it has agreed to be bound by and become liable under the terms and conditions of the Lease and this Amendment.

(e) Non-Binding Draft. The delivery of this Amendment or any draft of this Amendment by the Landlord or its agent to the Tenant, its agent or attorney shall not be deemed an offer by the Landlord on the terms set forth in this Amendment or draft, and this Amendment or draft may be withdrawn or modified by the Landlord or its agent at any time and for any reason. The purpose of this Paragraph 9(e) is to place the Tenant on notice that this Amendment or draft shall not be effective, nor shall the Tenant have any rights with respect hereto, unless and until the Landlord shall execute, deliver and accept this Amendment. No representations or promises shall be binding on the Parties hereto except those representations and promises contained in a fully executed copy of this Amendment or in some future writing signed by the Landlord and Tenant.

(f) Counterparts. This Amendment may be executed in any number of counterparts, each of which shall constitute an original, but all of which, when taken together shall constitute one and the same instrument. In addition, properly executed, authorized signatures may be transmitted electronically and upon receipt shall constitute an original signature.

(g) Disclosure. Landlord hereby discloses to Tenant, in accordance with California Civil Code Section 1938, and Tenant hereby acknowledges that the Premises have not undergone an inspection by a Certified Access Specialist (CASp) to determine whether the Premises meet all applicable construction-related accessibility standards pursuant to California Civil Code §55.51 et seq. As required by Section 1938(e) of the California Civil Code, Landlord hereby states as follows: “A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises.” In furtherance of the foregoing, and notwithstanding anything to the contrary contained in the Lease, Landlord and Tenant hereby agree as follows: (i) any CASp inspection requested by Tenant shall be conducted, at Tenant's sole cost and expense, by a CASp approved in advance by Landlord, subject to Landlord's rules and requirements; and (ii) Landlord shall have no obligation to perform any work or repairs identified in any such CASp inspection; and (iii) to the extent that any work, repairs, replacements, or improvements are recommended or required by the CASp (or otherwise required as a result of any such CASp inspection or anything done by Tenant in its use or occupancy of the Premises), then, at Landlord's election, Tenant shall be required to perform the same at Tenant's sole cost and expense (subject to the terms and conditions of Paragraph 12 of the Lease, including Landlord's right to approve of detailed plans and specifications in advance); provided, however, Landlord shall have the option to perform any or all of the foregoing at Tenant's sole cost and expense (with Tenant to reimburse Landlord upon demand for the costs and expenses incurred by Landlord in performing the same).

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Parties hereto have executed this Amendment as of the Effective Date.

LANDLORD:

3080 12th Street LLC

By:	/s/ Joseph Mamrout
Name:	Joseph Mamrout
Title:	EVP

TENANT:

Solarmax Technology, Inc.

By:	/s/ Stephen P. Brown
Name:	Stephen P. Brown
Title:	CFO

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